EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270722, No. 333-267703 and No. 333-285362) of Xperi Inc. of our report dated March 1, 2024, except for the change in the manner in which the Company accounts for segments discussed in Note 2 to the consolidated financial statements, as to which the date is February 27, 2025, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 26, 2026